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                                      FORM 8-A

                         SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549


                 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF THE
                          SECURITIES EXCHANGE ACT OF 1934

                               THE HAVANA GROUP, INC.
               (Exact name of registrant as specified in its charter)



                Delaware                                           34-145452
----------------------------------------                     -------------------
(State of incorporation of organization)                      (I.R.S. Employer
                                                             Identification No.)

4450 Belden Village Street, N.W., Suite 406                             44718
                                                             -------------------
Canton, Ohio                                                        (Zip Code)
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Securities to be registered pursuant
to Section 12(b) of the Act:

     None


Securities to be registered pursuant to
Section 12(g) of the Act:

Title of each class
 to be registered
-------------------

Common Stock,
$.001 par value

Class A Warrants Common Stock Purchase Warrants


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Item 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     (a) For a detailed description of the Company's Common Stock, $.001 par value, and Class A Common Stock Purchase Warrants each being registered under
Section 12(g) of the Securities Exchange Act of 1934, as amended, see "Description of Securities" contained in the Prospectus on pages 53 through 55 included in Amendment No. 3 to the Form SB-2 Registration Statement of The Havana Group, Inc. ("Registrant") filed with the Securities and Exchange Commission on May 8, 1998 (File No. 333-45863) which is incorporated herein by reference (the "Registration Statement").

Item 2.   EXHIBITS.

Exhibits       Description
--------       -----------

(1) Pages 53-55 of the Prospectus contained in the Registration Statement of the Registrant filed with the Commission on May 8, 1998 is incorporated herein by reference.

(2) Forms of Common Stock certificate and Class A Redeemable Common Stock Purchase Warrant are incorporated by reference to Exhibits
               4.0 and 4.1, respectively, contained in the Registrant's Amendment No. 1 to the Form SB-2 Registration Statement of the Registrant filed with the Securities and Exchange Commission on March 31, 1998 (File No. 333-45863).

(3) Certificate of Incorporation and amendments thereto and By-Laws of the Registrant are incorporated by reference to Exhibits 3.0, 3.1, 3.2 and 3.3 contained in the Registrant's Form SB-2 Registration Statement, as amended.

                                      SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


                                          THE HAVANA GROUP, INC.
                                   ---------------------------------
                                             (Registrant)
Dated: May 15, 1998


                                   By:  /s/ WILLIAM L. MILLER
                                        ----------------------------
                                        William L. Miller, President